Exhibit 99.3

September 17, 2026
Amerant Bancorp Inc. Announces Closing of Senior Notes Due 2031
CORAL GABLES, Fla., (GLOBE NEWSWIRE) -- AMERANT BANCORP INC. (NYSE: AMTB) (the “Company”) today announced the closing of its previously announced registered offering of $50 million aggregate principal amount of 7.00% Senior Notes due 2031 (the “Notes”). The Notes bear interest at 7.00% per annum, payable semi-annually in arrears on March 17 and September 17 of each year, commencing on March 17, 2027. The Notes are unsecured and unsubordinated, rank equally in priority among themselves and with all of the Company’s other existing and future unsecured and unsubordinated indebtedness, and are senior in right of payment to all of the Company's existing and future subordinated indebtedness. The Notes will mature on September 17, 2031.
The Company intends to use the net proceeds from this offering for general corporate purposes, which may include working capital, providing capital to support the organic growth of Amerant Bank, N.A., the Company's wholly-owned bank subsidiary, repaying outstanding indebtedness and repurchasing shares of the Company’s Class A common stock under its stock repurchase program.
Raymond James & Associates, Inc. served as the sole book-running manager for the offering. Akerman LLP served as legal counsel to the Company and Alston & Bird LLP served as legal counsel to Raymond James & Associates, Inc.
The Notes were offered by the Company pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-296741) filed with and automatically effective upon filing with the Securities and Exchange Commission (the “SEC”) on June 12, 2026. A final prospectus supplement and an accompanying prospectus relating to the offering have been filed with the SEC. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, Tower 3, St. Petersburg, Florida 33716, by telephone at (800) 248-8863, by e-mail at prospectus@raymondjames.com, or by accessing the SEC’s website at www.sec.gov.
This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including, without limitation, statements regarding the Company's intended use of proceeds from the offering and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” and other similar words and expressions of the future.
Forward-looking statements, including those as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 27, 2026, in our quarterly report on Form 10-Q for the quarter ended March 31, 2026, filed on May 1, 2026, and in our other filings with the SEC, which are available at the SEC’s website www.sec.gov.
About Amerant Bancorp Inc. (NYSE: AMTB)
Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the "Bank"), as well as its other subsidiary, Amerant Investments, Inc. The Company provides individuals and businesses with deposit, credit and wealth management services. The Bank, which has operated for over 45 years, is headquartered in Florida and has a network of 23 banking centers - 21 in South Florida and 2 in Tampa, Florida. For more information, visit investor.amerantbank.com.
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Investors
Laura Rossi
InvestorRelations@amerantbank.com
(305) 460-8728
Media
Alexis Dominguez
MediaRelations@amerantbank.com
Source: Amerant Bancorp Inc.